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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 (File No. 333- ) of our report dated March 4, 1999, except for the last paragraph of Note 11 as to which the date is March 19, 1999, on our audits of the consolidated financial statements of Rhythms NetConnections Inc. We also consent to the reference to our firm under the caption 'Experts.'

PricewaterhouseCoopers LLP

                                                                Denver, Colorado
                                                                   July 14, 1999